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                                  EXHIBIT 99(a)

                                  FORM OF PROXY
                                  -------------

                                 REVOCABLE PROXY

                       AMBASSADOR BANK OF THE COMMONWEALTH


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF AMBASSADOR BANK OF THE COMMONWEALTH

                         SPECIAL MEETING OF SHAREHOLDERS

                                  JUNE 30, 1998


     THE UNDERSIGNED holder of common stock of Ambassador Bank of the Commonwealth ("ABC") hereby appoints [NAMES] or either of them, with full power of substitution, the proxy or proxies of the undersigned to vote all of the shares of the common stock of Ambassador Bank of the Commonwealth ("ABC Common Stock") held of record in the name or names of the undersigned at the close of business on May 15, 1998, at the Special Meeting of the shareholders of ABC to be held on Tuesday, June 30, 1998, at 10:30 a.m. at The Holiday Inn, Routes 22 and 512, Bethlehem, Pennsylvania, and at all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote:

     (1) PROPOSAL to approve, adopt, ratify and confirm the Merger Agreement, dated as of January 26, 1998, as amended and restated as of April 14, 1998, between Fulton Financial Corporation ("FFC"), Lafayette Bank ("LB") and ABC providing, among other things, for the merger of ABC with and into LB and for the automatic conversion of each share of ABC Common Stock into 1.40 shares of Common Stock of FFC.

               [_]  FOR              [_]  AGAINST               [_]  ABSTAIN

     (2) In their discretion as to any other matter properly before the meeting, including, without limitation, a motion to adjourn or postpone the meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

               [_]  FOR              [_]  AGAINST               [_]  ABSTAIN

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     This proxy is revocable and will be voted as specified.If no specification is made, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of ABC dated ______________, 1998, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


                        Date:
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                                        Signature


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                                        Signature

                        Please sign exactly as your name appears hereon. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.